    As filed with the Securities and Exchange Commission on November 20, 1997
                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                               PURETEC CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                              22-3376449
(State or other jurisdiction                                 (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)

                               65 Railroad Avenue
                          Ridgefield, New Jersey 07657
                                 (201) 941-6550
               (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                               executive offices)

                         ------------------------------

                                Thomas V. Gilboy
                   Chief Financial Officer and Vice President
                               PureTec Corporation
                               65 Railroad Avenue
                          Ridgefield, New Jersey 07657
                                 (201) 941-6550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                             CALCULATION OF REGISTRATION FEE

============================= ======================= ========================= ========================== =========================
     Title of Class of             Amount to be           Proposed Maximum          Proposed Maximum        Amount of Registration
Securities to be Registered         Registered           Offering Price Per        Aggregate Offering                Fee
                                                             Share (1)                  Price (1)
============================= ======================= ========================= ========================== =========================
Common Stock (par value          2,235,030 shares              $3.08                   $6,883,893                 $2,087.00
$.01 per share)
============================= ======================= ========================= ========================== =========================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the bid and asked prices of the registrant's Common Stock quoted on The Nasdaq SmallCap Market on November 14, 1997.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 20, 1997

PROSPECTUS
----------

                                2,235,030 Shares

                               PureTec Corporation

                                  Common Stock
                                ($.01 Par Value)

                                 --------------


         This Prospectus relates to 2,235,030 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of PureTec Corporation, a Delaware corporation (the "Company" or "PureTec"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions for their own account, including transactions on The Nasdaq SmallCap Market, at market prices prevailing at the time of sale. The Selling Stockholders may effect any such transactions through broker-dealers and such broker-dealers may receive compensation in the form of customary commissions. The Selling Stockholders received the Shares in connection with a private exchange offer made by the Company to exchange two shares of Common Stock for each share of Common Stock, $.01 par value per share (the "PS&T Common Stock"), of Plastic Specialties and Technologies, Inc., a subsidiary of the Company ("PS&T"), beneficially owned by Permitted Offerees (as defined herein). See "Selling Stockholders" and "Plan of Distribution."

         All expenses of registration incurred in connection with this offering are being borne by the Company. The Company will, however, not be entitled to any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds."

         The Common Stock is quoted on The Nasdaq SmallCap Market under the symbol PURT. The Shares have been approved for trading on The Nasdaq SmallCap Market.

                                 --------------

              FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN
                  INVESTMENT IN THE SHARES, SEE "RISK FACTORS"

                              BEGINNING AT PAGE 3.

                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

               The date of this Prospectus is _______ __, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, like the Company, that file electronically with the SEC at the following address: http://www.sec.gov. The Common Stock is quoted on The Nasdaq SmallCap Market, and such reports, proxy statements and other information may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed a Registration Statement on Form S-3 (together with all exhibits and amendments thereto, the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 filed by the Company with the SEC on November 13, 1997, as amended by the Company's Annual Report on Form 10-K/A filed on November 19, 1997, is hereby incorporated in this Prospectus by reference and shall be deemed to be a part hereof.

         In addition, all documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the document enumerated above, being herein referred to as "Incorporated Documents"; provided, however, in each year during which an offering is made by this Prospectus, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K). All statements contained herein relating to the Company are qualified in their entirety by reference to the more detailed information set forth in the Incorporated Documents.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the Incorporated Documents, other than exhibits to such Incorporated Documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: Paul Litwinczuk, Corporate Secretary, PureTec Corporation, 65 Railroad Avenue, Ridgefield, New Jersey 07657, telephone number
(201) 941-6550.

                                  RISK FACTORS

Risk of Non-completion of Acquisition of PureTec

         As discussed herein under "Pending Acquisition of the Company," on November 11, 1997, the Company and PS&T entered into an Agreement and Plan of Merger (the "Merger Agreement") with Tekni-Plex, Inc., a private company ("Tekni-Plex"), and P.T. Holding, Inc., a wholly-owned subsidiary of Tekni-Plex ("Sub"), pursuant to which PureTec would become a wholly-owned subsidiary of Tekni-Plex in a merger transaction (the "Merger"), holders of Common Stock would receive $3.50 in cash per share in the Merger and Tekni-Plex would assume or refinance all of the Company's debt. Completion of the Merger, which is anticipated to occur in the first quarter of 1998, is subject to a number of conditions, including approval by the Company's stockholders and the receipt of sufficient financing by Tekni-Plex to pay the merger consideration and complete the refinancing and other transactions described herein. The Company cannot assure that the conditions to the Merger will be satisfied.

         Failure to complete the Merger may have an adverse effect on the current trading prices of the Common Stock. In addition, if the Merger Agreement is terminated and Tekni-Plex exercises its conversion rights under the Convertible Note issued by PureTec to Tekni-Plex, as described herein, holders of Common Stock could suffer dilution in an amount that could be significant.

Substantial Leverage

         The Company and its subsidiaries have substantial indebtedness. As of July 31, 1997, the company's ratio of indebtedness to total capitalization was approximately 73%. The degree to which the Company and its subsidiaries are leveraged could affect their respective ability to service their indebtedness, to make capital investments, take advantage of certain business opportunities, withstand downturns in business or economic cycles or obtain financing necessary for the Company's businesses. Declines in the future business of the Company and its subsidiaries, increases in costs or the inability to borrow additional funds for operations as and when required could impair the ability of the Company and its subsidiaries to meet their respective debt service obligations and, therefore, could adversely affect their respective businesses and future prospects.

Volatility of Price of the Common Stock

         The price at which the Common Stock trades, whether on The Nasdaq SmallCap Market or otherwise, is and will be determined by many factors including, among other things, the expectation that completion of the Merger will be achieved, the ability of the Company to service its debt, investor perception of the Company and the industries in which the Company operates and general economic and market conditions. Certain of these factors are beyond the control of the Company. Developments involving these factors may increase the volatility of, and otherwise adversely affect, the trading prices of the Common Stock.

Dividends on the Common Stock

         The Company has not paid any cash dividends in the last three fiscal years and through the first quarter of fiscal year 1998 and does not anticipate paying any cash dividends in the foreseeable future. The Company's ability to pay dividends is subject to the Company's income, receipt of cash flow from subsidiaries in the form of dividends or similar distributions, financial condition and capital needs. The ability of the Company's subsidiaries to pay cash dividends to the Company is restricted by various indentures and credit agreements. Due to these restrictions in such indentures and credit agreements, the Company is effectively precluded from currently paying any material cash dividend and does not anticipate doing so in the foreseeable future.

                                   THE COMPANY

         The Company is a vertically integrated manufacturer of specialty plastic products. The Company is a leading producer of garden hose, disposable medical tubing, and precision tubing and gaskets. The Company also produces plastic materials that are used in various specialized applications, and high-grade recycled polyethylene terapthalate for packaging and fiber applications.

         The Company's operations consist of two manufacturing categories, "Plastic Products," with approximately 60% of total sales; and "Plastic Materials," with approximately 40% of total sales. The Company's major product lines are listed below, with the manufacturing names in parentheses:

         Plastic Products                          Plastic Materials

Garden Hose (Colorite Plastics)                    Medical-grade Vinyl Compounds (Colorite Polymers)



Medical Tubing (Plastron)                          Specialty Vinyl Polymers (Colorite Polymers; Cyber-tech Polymers)



Specialty  Tubing & Gaskets (Action Technology;    Recycled Plastics (Pure Tech Plastics)
American Gasket & Rubber)

         Each of these product lines has its own customer base, competitive environment, cost and pricing structures, business cycles and related business strategies.

         The Company's principal executive offices are located at 65 Railroad Avenue, Ridgefield, New Jersey 07657, telephone number (201) 941-6550.

         The foregoing description is not complete, and is qualified by reference to the Incorporated Documents, which purchasers of the Shares are encouraged to review.

                       PENDING ACQUISITION OF THE COMPANY

         On November 11, 1997, the Company announced that it and PS&T had signed the Merger Agreement with Tekni-Plex and Sub pursuant to which the Company would, through the Merger, become a wholly-owned subsidiary of Tekni-Plex. The Merger Agreement provides that the owner of each share of Common Stock would receive $3.50 in cash for that share in the Merger. The Merger Agreement and the Merger will be submitted to the stockholders of the Company for approval at a special meeting of stockholders expected to be held in January 1998. The Merger Agreement and the Merger have been unanimously approved, and recommended to stockholders for adoption, by the Company's Board of

Directors. Officers and directors of the Company beneficially owning approximately 9% of the outstanding Common Stock have agreed to vote their shares of Common Stock in favor of the Merger.

         The Merger Agreement contains a number of conditions that must be satisfied in order for the Merger to occur, including the successful completion of a consent solicitation and tender offer (the "Debt Offer") for PS&T's 11.25% Senior Secured Notes due 2003 (the "PS&T Notes"), the receipt of all necessary governmental and regulatory approvals, and the absence of any changes occurring prior to the effective time of the Merger that would have a material adverse significance with respect to the value of the Company and its subsidiaries, taken as a whole.

         The Merger Agreement also requires that the outstanding minority common stockholders' interest in PS&T be eliminated, either through purchase or a short-form merger procedure under Delaware law, not later than immediately prior to completion of the Merger, at a price of $7.00 per share of PS&T Common Stock.

         The Merger is further subject to the receipt by Tekni-Plex of sufficient financing to pay for the shares of outstanding Common Stock, purchase the PS&T Notes tendered in the Debt Offer, and fund all other cash requirements of the Merger. Tekni-Plex has received commitments from Morgan Guaranty Trust Company of New York to provide senior bank financing and subordinated bridge loans in an aggregate amount that the parties believe will be sufficient to complete the Merger, subject to a number of conditions.

         The Merger Agreement is terminable by Tekni-Plex, the Company, or either of them under various circumstances. In the event the Merger Agreement is terminated because the Company's Board of Directors withdraws or materially modifies its approval or recommendation of the Merger or the Merger Agreement or another person, entity or group acquires beneficial ownership of 50% or more of the outstanding shares of the Common Stock, the Company is obligated to pay a fee of $10 million to Tekni-Plex and to reimburse Tekni-Plex for up to $5 million of its expenses in connection with the Merger Agreement and related transactions. The Company expects the Merger to be completed in the first quarter of 1998, but cannot assure that all of the conditions to the Merger will be satisfied.

         Concurrently with the execution of the Merger Agreement, Tekni-Plex purchased a convertible note (the "Convertible Note") issued by the Company in the amount of $5 million. The loan will assist the Company and PS&T in meeting expected cash requirements in the period prior to completion of the Merger. The Convertible Note bears interest at 13% and is convertible, at any time following the 60th day after any termination of the Merger Agreement, into a number of shares of Common Stock sufficient to retire the principal amount of the Convertible Note plus accrued interest or, in any event, at a base conversion rate of one share of Common Stock per $2.72 of obligations owed under the Convertible Note. The Company is required to file a registration statement with respect to the Common Stock issuable upon conversion of the Convertible Note promptly following a termination of the Merger Agreement. The Convertible Note matures on September 30, 1998. The Convertible Note is subject to prepayment by the Company in cash at any time and contains covenants and events of default customary for a debt instrument of this type.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. Each Selling Stockholder is entitled to use the proceeds he or she receives from the sale of the Shares as he or she sees fit.

                              SELLING STOCKHOLDERS

         Based upon the best information of the Company as of November 14, 1997, the following table shows (i) the names of the Selling Stockholders and (ii) the number of Shares which may be offered by each of them pursuant to this Prospectus (in some instances, Shares are held of record in "street name" by a broker-dealer or other third party for the account of the beneficial owners thereof). Based upon the best information of the Company as of November 14, 1997, the number of shares of Common Stock owned of record by each Selling Stockholder prior to the Offering is the same as the number of Shares being offered by such Selling Stockholder as shown under the column captioned "Number of Shares Being Offered" and, therefore, the number of shares of Common Stock to be owned by any such Selling Stockholder following the sale of all of such Selling Stockholder's Shares offered pursuant to this Prospectus will be zero. The Company cannot predict whether or to what extent any of the Selling Stockholders will offer or sell Shares.

                                                             Number of Shares
Selling Stockholder                                            Being Offered
-------------------                                            -------------

Merrill Lynch............................................         830,290

Bear Stearns Securities Corp.............................         325,580

First Union National Bank................................         220,000

Cudd & Co. c/o The Chase Manhattan Bank..................         206,568

Goldman Sachs & Co.......................................         133,500

Leslie Alexander.........................................         120,000

Sigler & Co. c/o Chase Manhattan Bank....................         100,000

Umbwad & Co. c/o Trust Department
United Missouri Bank NA..................................          40,000

Albert Ginsburg..........................................          33,840

Neuberger & Berman LLC Cust. For
Haussman Holdings........................................          33,840

Bost & Co. c/o Mellon Bank...............................          25,220

Joseph Manley & Mary M. Manley JTWROS....................          24,642

Richard Allerton Jr......................................          21,500

Lewco Securities Corp....................................          10,000

Manufacturers & Traders Tr. Co...........................          10,000


Roger E. Birk............................................          10,000

                                                             Number of Shares
Selling Stockholder                                            Being Offered
-------------------                                            -------------

Salkeld & Co., Bankers Trust Co..........................          9,600

Pitt & Co. c/o Bankers Trust Company.....................          9,000

Alan Green...............................................          8,000

George P. Bischoff Ttee George P. Bischoff Living Trust
U/A DTD 4/10/90..........................................          7,000

MLPF & S Cust. FPO Ronald P. Zarnet IRRA
FBO Ronald P. Zarnet.....................................          6,250

Hudd & Co................................................          5,000

Richard E. Omohundro Jr. and
Ann B. Omohundro JTWROS..................................          5,000

Smith Barney Inc.........................................          4,500

MLPF & S Cust FPD CE Meyer Jr.
IRRA FBO CE Meyer Jr. ...................................          4,000

Aniello A. Oliviero......................................          4,000

ML & Co Sav & Inv Plan Vocon Account
FBO Guy G. Rutherfurd Jr.................................          4,000

Richard A. Fenn..........................................          4,000

Wilma H. Bitterman and Leonard Bitterman
Ttees U/A 3/29/90 By Wilma H. Bitterman..................          4,000

Firstcinco c/o Star Bank NA..............................          4,000

John A. Frabotta & Penny Lou Frabotta JTWROS.............          2,500

Nancy Bolmeier Fisher....................................          2,500

A. Stephen Otis Ttee U/A DTD 4/13/93 by A. Stephen
Otis.....................................................          2,500

Lydia Green..............................................          2,000


Albert J. Schneider & Gladys M. Schneider
Ttees Albert J. Schneider Trust U/A DTD 4/14/83..........          2,000

Hare & Co. c/o The Bank of New York......................           200
                                                                    ---
                      Total..............................        2,235,030
                                                                 =========

         The Selling Stockholders received the Shares in connection with a private exchange offer (the "Private Exchange Offer") made by the Company to exchange two shares of Common Stock for each share of PS&T Common Stock beneficially owned by "accredited investors" (within the meaning of Rule 501(a) under the Securities Act) who beneficially owned 1000 or more shares of PS&T Common Stock ("Permitted Offerees") as of the date of the Private Exchange Offer. The Private Exchange Offer expired on June 18, 1997 and was completed by the Company on June 27, 1997. Since the Shares were issued in the Private Exchange Offer pursuant to an exemption from registration under the Securities Act, the Company undertook, for the benefit of the Selling Stockholders, to prepare and file with the SEC a shelf registration statement with respect to the Shares.

                           DESCRIPTION OF COMMON STOCK

General

         The Company is authorized by its Certificate of Incorporation, as amended, to issue (i) 50,000,000 shares of Common Stock, of which 31,240,866 shares were issued and outstanding as of October 31, 1997, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), no shares of which are presently issued and outstanding.

Dividends

         The holders of the Common Stock are entitled to receive dividends as and when declared by the Board of Directors of the Company (the "Board") out of funds legally available therefor subject to the rights of holders of any series of Preferred Stock that may be issued and outstanding. The rights and preferences of each series of Preferred Stock must be established by the Board in the resolutions providing for the issuance thereof.

         The Company has not paid any cash dividends in the last three fiscal years and through the first fiscal quarter of 1998 and does not anticipate paying any cash dividends in the foreseeable future. The Company's ability to pay dividends is subject to the Company's income, receipt of cash flow from subsidiaries in the form of dividends or similar distributions, financial condition and capital needs. The ability of the Company's subsidiaries to pay cash dividends to the Company is restricted by various indentures and credit agreements. Due to these restrictions in such indentures and credit agreements, the Company is effectively precluded from currently paying any material cash dividends.

Voting Rights

         The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The voting rights, if any, of any share of Preferred Stock must be established by the Board in the resolutions providing for the issuance thereof. The holders of the Common Stock are not entitled to cumulate their votes in electing directors to the Board. In connection with the signing by the Company of the Merger Agreement, officers and directors of the Company beneficially owning in the aggregate approximately 9% of the outstanding Common Stock have given a proxy to Tekni-Plex to vote their shares of Common Stock in favor of the Merger.

Liquidation, Dissolution or Winding Up

         In the event of any liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to receive pro rata all assets of the Company, if any, remaining after payment of all debt of the Company and payment of the full preferential amounts for any series of Preferred Stock that may be issued and outstanding.

Miscellaneous

         The holders of the Common Stock have no preemptive or similar rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding, including the Shares, is validly issued, fully paid and non-assessable. The Common Stock is quoted on The Nasdaq SmallCap Market and the Shares have been approved for trading on such market. The American Stock Transfer & Trust Company is the Transfer Agent and Registrar for the Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares may be offered for sale by each Selling Stockholder in his or her discretion, on a delayed or continuous basis, from time to time in transactions for his or her own account, including transactions on The Nasdaq SmallCap Market (or any national securities exchange or other organization on which the Common Stock may then be listed), at market prices prevailing at the time of sale. Such transactions may be effected by selling the Shares through broker-dealers, who may receive customary commissions, or in private sales. Each Selling Stockholder also may pledge Shares as collateral for margin accounts and such Shares could be resold pursuant to the terms of such accounts. Each Selling Stockholder and any broker-dealer that participates in the offering of the Shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act and a portion of the proceeds of sales and commissions therefor may be deemed underwriting compensation for purposes of the Securities Act. The Company will not receive any part of the proceeds from the sale of the

Shares by any Selling Stockholder. The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares or as to the timing or amounts of such sales. Sales of such Shares at less than market prices may depress the market price of the Common Stock.

                             LEGALITY OF THE SHARES

         The legality of the Shares has been passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, New York, New York.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended July 31, 1997 as amended, have been audited by Deloitte & Touche LLP ("Deloitte & Touche"), independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         In addition, the consolidated statements of operations, stockholder's equity and cash flows of the Company for the year ended July 31, 1995 incorporated in this prospectus by reference include the financial statements of Styrex Industries, Inc. ("Styrex") (a consolidated subsidiary). These Styrex financial statements for the year ended July 31, 1995 were audited by Holtz Rubenstein & Co., LLP ("Holtz Rubenstein"), independent auditors, and the Deloitte & Touche opinion pertaining to the Company's consolidated financial statements and the related financial statement schedule, insofar as it relates to the amounts included for the year ended July 31, 1995, is based solely on the report of Holtz Rubenstein. Holtz Rubenstein has provided their consent to the Company for the incorporation by reference of their report pertaining to the financial statements of Styrex for the year ended July 31, 1995.


=============================================================  ===========================================================


         No dealer, salesperson or other individual has been                         2,235,030 Shares
authorized to give any information or make any representations not contained in this Prospectus in connection with the
offering covered by this Prospectus. If given or made, such                        PureTec Corporation
information or representations must not be relied upon as
having been authorized by the Company. This Prospectus does
not constitute an offer to sell, or a solicitation of an                               Common Stock
offer to buy, the Shares in any jurisdiction where, or to                            ($.01 Par Value)
any person to whom, it is unlawful to make such offer or
solicitation. Neither the delivery of this Prospectus nor
any sale made hereunder shall, under any circumstances,
an implication that there has not been any change in the
facts set forth in this Prospectus or in the affairs of the                         -------------------
Company since the date hereof.                                                      P R O S P E C T U S
                                                                                    -------------------

                      -----------------
                      TABLE OF CONTENTS                                              _______ __, 1997
                      -----------------


                                                         Page
                                                         ----


AVAILABLE INFORMATION ...................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .........2
RISK FACTORS.............................................3
THE COMPANY .............................................4
PENDING ACQUISITION OF THE COMPANY.......................4
USE OF PROCEEDS .........................................5
SELLING STOCKHOLDERS.....................................6
DESCRIPTION OF COMMON STOCK..............................8
PLAN OF DISTRIBUTION.....................................9
LEGALITY OF THE SHARES...................................9
EXPERTS..................................................9

=============================================================  ===========================================================

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

                Securities and Exchange Commission filing fee................................     $ 2,087
                Printing and engraving ......................................................       5,000
                Nasdaq SmallCap Market fees..................................................       7,500
                Legal fees and expenses (including blue sky expenses)........................      10,000
                Accounting fees and expenses.................................................       5,000
                Miscellaneous expenses.......................................................       5,000
                                                                                                    -----
                                                                                                  $34,587
                                                                                                  =======

                ----------------------
                * All expenses except for the Securities and Exchange
                  Commission filing fee are estimated.

Item 15.  Indemnification of Directors and Officers.

         Article TENTH of the Certificate of Incorporation of the Company, as amended, and Article IX of the By-laws of the Company provide in part that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

         Section 145 of the DGCL permits a corporation, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The Company has an insurance policy covering its liabilities and expenses that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Officers and directors of the Company are covered under this policy for certain other liabilities and expenses.

Item 16.  Exhibits.

2 Agreement and Plan of Merger dated as of November 11, 1997 among the Company, Plastic Specialties & Technologies, Inc., Tekni-Plex, Inc. and PT Holding, Inc. (incorporated by reference from Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3(a) of the Company's registration statement on Form S-4, file no. 33-82768, and from Exhibits 3.1, 3.2 and 3.3 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

4(b) By-laws of the Company (incorporated by reference from Exhibit 3(b) of the Company's registration statement on Form S-4, file no. 33-82768, and from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

5        Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the securities being registered.

23(a)    Consent of Deloitte & Touche LLP.

23(b)    Consent of Holtz Rubenstein & Co., LLP.

23(c)    Consent of Winthrop, Stimson, Putnam & Roberts (contained in
         Exhibit 5).

24       Power of Attorney (included on the signature page hereof).

99 Stockholder and Voting Option Agreement dated as of November 11, 1997 between Tekni-Plex, Inc. and the stockholders of the Company listed therein.

Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of New Jersey on the 19th day of November, 1997.

                                   PURETEC CORPORATION

                                   By:/s/ Thomas V. Gilboy
                                      ------------------------------------------
                                      Thomas V. Gilboy
                                      Chief Financial Officer and Vice President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas V. Gilboy his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                           Date
                ---------                                    -----                           ----

/s/ Fred W. Broling                        Chairman, Chief Executive Officer and      November 11, 1997
--------------------------------------     Director (principal executive officer)
             Fred W. Broling

/s/ Thomas V. Gilboy                       Chief Financial Officer and Vice           November 11, 1997
--------------------------------------     President (principal financial and
            Thomas V. Gilboy               accounting officer)

/s/ David C. Katz                          President, Chief Operating Officer and     November 11, 1997
--------------------------------------     Director
              David C. Katz

/s/ Murray J. Fox                          Director and Vice President                November 11, 1997
--------------------------------------
              Murray J. Fox

/s/ Leo Gans                               Director and Vice President                November 11, 1997
--------------------------------------
                Leo Gans

                                           Director and Vice President
--------------------------------------
            Robert L. Guyett


                                           Director
--------------------------------------
              Werner Haase

/s/ Edward G. Hamway, Jr.                  Director                                   November 11, 1997
--------------------------------------
          Edward G. Hamway, Jr.

                                           Director
--------------------------------------
             John J. Harvey

                                           Director
--------------------------------------
             Peter R. Harvey

                                  EXHIBIT INDEX

2 Agreement and Plan of Merger dated as of November 11, 1997 among the Company, Plastic Specialties & Technologies, Inc., Tekni-Plex, Inc. and PT Holding, Inc. (incorporated by reference from Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

4(a) Certificate of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3(a) of the Company's registration statement on Form S-4, file no. 33-82768, and from Exhibits 3.1, 3.2 and 3.3 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

4(b) By-laws of the Company (incorporated by reference from Exhibit 3(b) of the Company's registration statement on Form S-4, file no. 33-82768, and from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as amended by the Company's Annual Report on Form 10-K/A, file no. 0-26508).

5 Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of the securities being registered.

23(a)    Consent of Deloitte & Touche LLP.

23(b)    Consent of Holtz Rubenstein & Co., LLP.

23(c)    Consent of Winthrop, Stimson, Putnam & Roberts (contained in
         Exhibit 5).

24       Power of Attorney (included on the signature page hereof).

99 Stockholder and Voting Option Agreement dated as of November 11, 1997 between Tekni-Plex, Inc. and the stockholders of the Company listed therein.